UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2018

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-36439 (Commission File Number)	91-1789357 (I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 7, 2018, Precipio. Inc. (“we” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which we have the right to sell to LPC, and LPC has committed to purchase from us, from time to time, up to $10,000,000 of our common stock, subject to certain limitations, during the 24 months term of the Purchase Agreement. As consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, we agreed to issue 600,000 commitment shares to LPC as a commitment fee (the “Commitment Shares”).

Concurrently with the execution of the Purchase Agreement on September 7, 2018, the Company and LPC also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), no later than October 5, 2018, to register for resale by LPC under the Securities Act of 1933, as amended (the “Act”), the Commitment Shares and the shares of common stock that we may elect to issue and sell to LPC from time to time under the Purchase Agreement.

We do not have the right to commence any sales to LPC under the Purchase Agreement until each of the conditions set forth in the Purchase Agreement, all of which are outside of LPC’s control, have been satisfied, including the Registration Statement being declared effective by the SEC. Thereafter, under the Purchase Agreement, on any business day selected by us on which the closing price of our common stock is not less than $0.10 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), we may direct LPC to purchase up to 450,000 shares of our common stock on such business day (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 500,000 shares, provided that the closing sale price of our common stock is not below $0.50 on the purchase date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement) and (ii) the Regular Purchase may be increased to up to 550,000 shares, provided that the closing sale price of our common stock is not below $0.75 on the purchase date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). In each case, LPC’s maximum commitment in any single Regular Purchase may not exceed $1,000,000. LPC has no right to require the Company to sell any shares of common stock to LPC, but LPC is obligated to make purchases as we direct, subject to certain conditions. The purchase price per share for each such Regular Purchase will be based off of prevailing market prices of our common stock immediately preceding the time of sale without any fixed discount.

In addition to Regular Purchases described above, we may also direct LPC, on any business day on which we have properly submitted a Regular Purchase notice directing LPC to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice and the closing sale price of our common stock on such business day is not below $0.25 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of: (i) 25% of the aggregate shares of our common stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, which is defined as the next business day following the purchase date for the corresponding Regular Purchase, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed; and (ii) 3 times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

Under certain circumstances and in accordance with the Purchase Agreement, the Company may direct LPC to purchase shares in multiple Accelerated Purchases on the same trading day, provided that (i) the closing price of our common stock on the business day immediately preceding such business day is not less than $0.25 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement) and (ii) all prior Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to LPC in accordance with the Purchase Agreement. The price per share in each Accelerated Purchase will be based on the market prices of the Company’s common stock at the time of such Accelerated Purchase calculated as set forth in the Purchase Agreement.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to LPC.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.

Under applicable rules of The NASDAQ Capital Market, in no event may we issue or sell to LPC under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (which is 4,628,859 shares based on 23,155,872 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to LPC under the Purchase Agreement equal or exceed $0.4728 (which represents the closing consolidated bid price of our common stock on September 7, 2018, plus an incremental amount to account for our issuance of the Commitment Shares to LPC), such that issuances and sales of our common stock to LPC under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable NASDAQ rules.

The Purchase Agreement also prohibits us from directing LPC to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by LPC and its affiliates, would result in LPC and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of common stock to LPC. We expect that any proceeds received by us from such sales to LPC will be used for working capital and general corporate purposes.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and closing conditions to as well as indemnification rights and termination provisions. We have the right to terminate the Purchase Agreement at any time, at no cost or penalty. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party. During any “event of default” under the Purchase Agreement, all of which are outside of LPC’s control, LPC does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by LPC, until such event of default is cured.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.01 and 10.02, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 regarding the issuance of the Commitment Shares to LPC and the offering and sale of up to $10,000,000 of shares of Common Stock to LPC from time to time under the Purchase Agreement is incorporated herein by reference.

LPC represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act, and the Company sold the securities in reliance upon private placement exemptions from the registration requirements under Section 4(a)(2) of the Act, as well as Rule 506(b) under Regulation D under the Act.

Item 8.01	Other Events

On August 10, 2018, the Company withdrew its Registration Statement on Form S-1 (File No. 333-333-224297 with respect to an equity line previously disclosed in order to comply with the requirements of the Securities and Exchange Commission. The Purchase Agreement referred to in item 1.01 above was entered into with LPC to replace the former facility.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Purchase Agreement, dated September 7, 2018, by and between Precipio, Inc. and Lincoln Park Capital Fund, LLC.

10.02	Registration Rights Agreement, dated September 7, 2018, by and between Precipio, Inc. and Lincoln Park Capital Fund, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer
Date:	September 13, 2018